Exhibit 10.1 - Employment Agreement of  Philip Cohen


                              EMPLOYMENT AGREEMENT
                              --------------------

This Agreement made this 5th day of June, 2002 by and between Petcare Television Network, Inc., ("Corporation") a Florida corporation and Philip Cohen ("Employee").

                                   WITNESSETH

In consideration of the covenants and agreements herein contained and the monies to be paid hereunder, the Corporation agrees to hire the Employee, and the Employee agrees to work for the Corporation upon the following terms and conditions:

1. Duties of Employee: The Employee is employed by the Corporation to render services on behalf of the Corporation as President and Chief Executive Officer.

2. Devotion of Time to Employment: The Employee shall devote such time and attention to the business and affairs of the Corporation as is reasonably necessary to carry out his duties hereunder, provided, however, the Employee shall devote no less than forty (40) hours per week to his duties hereunder.

3. Compensation: The initial compensation paid by the Corporation to the Employee as compensation for his services shall be a salary of $150,000 per year, payable in equal installments of $12,500 per month.

The Employee's base salary specified above shall be effective only through the end of the Corporation's fiscal year, and the same shall be renegotiated by the Board of Directors in the last month of each fiscal year of the Corporation for the following such taxable year until this Agreement is terminated. Said base salary shall not be reduced without the written consent of Employee, which can be withheld in this sole and absolute discretion.

The Corporation shall purchase at its expense, a major medical insurance policy insuring the Employee and his dependents and a long-term disability policy, which policies shall be reasonably acceptable to the parties hereto. The Employee warrants that neither he nor the dependents currently or historically have any exceptional medical problems, which would cause them to be either uninsurable or excessively expensive.

Employee shall be eligible to participate in such stock option or stock bonus plan or similar plans as are established by the Corporation.

4. Term of Agreement: Subject to the provisions of paragraph 9 hereof regarding termination the term of this employment shall commence on June 1, 2002 shall continue thereafter for a period of five (5) years. Agreement is automatically renewable every ninety (90) days from inception except as set forth in paragraph ten (10).

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5. Automobile: The Corporation shall lease or own the automobile selected and used by the Employee in the conduct of the Corporation's business as a condition of his employment, and the Corporation shall pay for all gas, oil, repairs and maintenance, rent (if any), and allowance for depreciation (if any) and insurance in connection therewith. The cash expense to the Corporation in connection with providing the automobile to Employee shall not exceed $600 per month.

6. Reimbursable Expenses: Except as herein otherwise provided, the Corporation shall reimburse the Employee for all expenses, or the Employee entitled to charge to the Corporation all expenses incurred by him, in and about the course of his employment by the Corporation, provided that said expenses are deductible under the current tax law sufficient proof is furnished Employer. Such expenses shall include but not be limited to:

     a) License fees, membership dues in professional organizations, and subscriptions to professional journals.

     b) The Employee's necessary travel hotel and entertainment expenses incurred in connection with overnight, out-of-town trips for educational, professional or other related meetings or in connection with other events that contribute to the benefit of the Corporation.

     c) The Employee's necessary travel and entertainment expenses in connection with in-town events for education professional and other related meetings or in contribute with other events that contribute to the benefit of the Corporation;

     d)   Other expense as pre-approved.

7. Vacation: The Employee shall be entitled to take two weeks vacation or such additional time as is authorized by the Corporation from time to time.

8. Sick or Other Leave: The Employee shall be entitled to such sick or other on the same basis as the Corporation shall establish for all its employees.

10. Termination of Agreement:

a) (i) The Corporation may terminate this Agreement at any time for cause if Employee becomes unfit to properly render services to Corporation hereunder because of alcohol or drug related abuses consistent with applicable laws and Employer's procedures, proven commission of a felony or a material breach of this Agreement which is not cured with sixty (60) days after written notice is given by Corporation to Employee. Such termination, except for material breach, shall be effective upon the delivery of written notice thereof to the Employee, sixty (60) days thereafter for uncured material breach or at such later time as may be designated in said notice. The Employee shall vacate the offices of the Corporation on or before such effective date. All compensation due hereunder shall cease as of said effective date.

(ii) The Employee may elect to terminate this Agreement at any time for cause provided he delivers written notice of such intention to terminate not less than sixty (60) days prior to the date of such termination. As used in this subparagraph 9 (b)(l), the term for cause shall mean if Corporation unreasonably changes Employee's duties responsibilities or working conditions or takes any other actions which impede Employee in the performance of his duties hereunder. If the Employee terminates this Agreement for cause, Corporation shall be required to pay Employee the compensation, remuneration and expenses specified in paragraph 3 and 5 above for the remainder of the term of this Agreement.

(iii) The Employee may elect to terminate this Agreement at any time not for cause provided he delivers written notice of such intention to terminate not less than one year prior to the date of such termination. All compensation shall cease as of the effective date specified in such notice.

11. Death: If Employee dies during the term of this Agreement, this Agreement shall be terminated and Corporation shall pay to the estate of Employee the salary payable to Employee pursuant to paragraph 3 hereof for a period of one
(1) years following the date of death of Employee or through the provisions of a "key man" life insurance purchased by the Corporation.

12. Bonus: To provide greater incentive for the Employee by rewarding him with additional compensation, a bonus in the form of cash or stock may be paid to the employee after a vote of the Board of Directors in the light of the Employee's contribution to the corporation.

13. Limitations on Authority: Without the express written consent from the Board of Directors of the Corporation the Employee shall have no apparent or implied authority to:

Pledge the credit of the Corporation other than in the ordinary course of business.

     a) Release or discharge any debt due the Corporation unless the Corporation has received the full amount thereof other than in the ordinary course of business.

     b) Sell, mortgage, transfer or otherwise dispose of any assets of the Corporation.

14. Survival of Representations and Warranties: The warranties, representations, covenants and agreements set forth herein shall be continuous and shall survive the termination of this Agreement or any part hereof.

15. Entire Agreement: This Agreement contains the entire understanding between the parties hereto with respect to the transactions contemplated hereby, and this Agreement supersedes in all respects all written or oral understandings and agreements heretofore existing between the parties hereto.

16. Amendment and Waiver: This Agreement may not be modified or amended except by an instrument in writing duly executed by the parties hereto. No waiver of compliance with any provision or condition hereof and no consent provided for herein shall be effective unless evidenced by an instrument in writing duly executed by the party hereto sought to be charged with such waiver or consent.

17. Notices. Notices and requests required or permitted hereunder shall be deemed to be delivered hereunder if mailed with postage prepaid or delivered, in writing as follows:

As to corporation:                          As to Employee:
Petcare Television Network                  Philip Cohen
Bernie Kouma, Secretary                     17324 Whirley Rd.
3430 Hillside Drive                         Lutz, Fl  33558
Lincoln, NE  68501

18. Counterparts: This Agreement may be executed in one or more counterparts, and all counterparts shall constitute one and the same instrument.

19. Captions: Captions used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

20. Execution of Document: At any time and from time to time, the parties hereto shall execute such documents as are necessary to effect this Agreement.

21. Arbitration: Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, or regarding the failure or refusal to perform the whole or any part of this Agreement shall be settled by arbitration in a mutually agreeable location, in accordance with the rules of the American Arbitration Association, and the judgment upon the award rendered may be entered in any court having jurisdiction hereof. Any decision made by an arbitrator or by the arbitrators under the provision shall be enforceable as a final and binding decision as it if were a final decision or decree of a court of competent jurisdiction.

22. General Provisions:

     a) Assignability: This Agreement shall not be assignable by any of the parties to this Agreement without the prior written consent of all other parties to this Agreement.

     b) Venue Process: The parties to this Agreement agree that jurisdiction and venue shall properly lie in the United States District Court for Las Vegas, Nevada, with respects to any legal proceedings arising from this Agreement. Such jurisdiction and venue is merely permissive; and jurisdiction and venue also shall continue to lie in any court where jurisdiction and venue are to be proper.

     c) The parties further agree that the mailing of any process shall constitute valid and lawful process against them.

     d) Governing Law: The validity, construction and enforcement of, and the remedies hereunder, this Agreement shall be governed in accordance with the laws of the State of Nevada (except that if any choice of law provision under Nevada law would result in Nevada application of the law of a state or jurisdiction other than the State of Nevada such provision shall not apply).,

     e) Severability of Provisions: The invalidity or unenforceability of any particular provisions hereof shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

     f) Successors and Assigns: The rights and obligations of the parties hereunder shall inure to the benefit of, and be binding and enforceable upon the respective heirs, successors, assigns and transferees of either party.

     g) Reliance: All representations and warranties contained herein, or any certificate of other instrument delivered in connection herewith, shall be deemed to have been relied upon by the parties hereto, notwithstanding any independent investigation made by or on behalf of such parties.

     h)   Time: Time is of the essence in this Agreement.

     i) Attorney's Fees: The parties hereby agree that in the event any of the terms and conditions contained in this Agreement must be enforced by reason of any past, existing must be enforced by reason of an past, existing or future delinquency of payment, or failure of observance or of performance by any of the parties hereto, in such instance, the defaulting party shall be liable for reasonable collection and/or legal fees, trial and appellate levels, any expenses and legal fees incurred, including time spent in supervision of paralegal work and paralegal time, and any other expenses, and costs incurred in connection with the enforcement of any available remedy.

IN WITNESS WHEREOF, the undersigned have hereunto caused this Agreement to be executed the day and year above written.

PETCARE TELEVISION NETWORK, INC.


By:  /s/ Philip Cohen
     ---------------------------
         Philip Cohen
         President

/s/ Philip Cohen
--------------------------------
Employee